EXHIBIT AJ
                                   ----------

                          REGISTRATION RIGHTS AGREEMENT



               THIS REGISTRATION RIGHTS AGREEMENT dated as of December 20, 1996, is by and between PHOENIX INFORMATION SYSTEMS CORP., a Delaware corporation (the "Company"), and S-C Phoenix Partners, a New York general partnership (the "Rights Holder").

               This Agreement is made pursuant to the Series C Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof, between the Company and the Rights Holder relating to the purchase by the Rights Holder of 1,388,888.889 shares of Series C Convertible Preferred Stock, par value $.01 per share, of the Company (the "Shares"), which are convertible into shares of common stock, par value $.01 per share, of the Company ("Common Shares"). In order to induce the Rights Holder to purchase the Shares, the Company has agreed to provide registration rights with respect to the Common Shares issuable upon conversion of the Shares, as set forth herein.

               Accordingly, the parties hereby agree as follows:

               12. Definitions. For the purposes of this Agreement:
                   -----------

               (a) The terms, "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document; and

               (b) The term "Registrable Securities" means (i) the Common Shares issued to the Rights Holder upon conversion of the Shares, and (ii) any other Common Shares issued by the Company that are acquired by the Rights Holder by purchase or transfer or issued to the Rights Holder by the Company upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, in exchange for or in replacement of any Common Shares or other securities of the Company.

               13. Registration Rights.
                   -------------------

               13.1  Registration  upon  Demand.  (a) At any time after the date
                     --------------------------
hereof, upon the written request of the holders of fifty (50%) percent or more of the Registrable Securities to which rights hereunder have been assigned in accordance herewith (also "Rights Holders"), requesting that the Company effect the registration under the 1933 Act of all or part of the Registrable Securities, which request shall specify the intended method of distribution thereof, the Company shall use its best efforts to so register (a "Demand

                                                             Page 44 of 51 Pages


Registration"), as expeditiously as may be practicable, the Registrable Securities that such holders have requested the Company to register; provided, however, that the Rights Holders shall have the right to make only two Demand Registrations; and provided further that at least 180 days shall have elapsed after the effective date of the first Demand Registration before any Rights Holders may request the second Demand Registration hereunder or under any other registration rights agreement relating to securities of the Company to which the Rights Holders are parties.

               (b) If at any time after the date hereof the Company is eligible to file a Registration Statement on Form S-3 under the 1933 Act, upon written request of any Rights Holder, the Company shall use its best efforts to prepare and file such Registration Statement with the Securities and Exchange Commission (the "Commission"), registering all or part of the Registrable Securities, at such Rights Holder's expense; provided, that in each such registration the price of the Registrable Securities being offered, without regard to any discounts or commissions, shall be at least $1,000,000.

               13.2 "Piggy-back"  Registrations.  If, at any time after the date
                     --------------------------
hereof, the Company proposes to register any securities under the 1933 Act in connection with any offering of its securities, whether or not for its own account, the Company shall furnish prompt written notice to the Rights Holders of the Company's intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of the Rights Holders made to the Company within 30 days after the receipt of such notice, the Company shall include in such registration the number of Registrable Securities requested to be registered by such Rights Holders (a "Piggy-back Registration").

               13.3 Obligations of the Company. Whenever the Company is required
                    --------------------------
under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective for up to 60 days;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to each Rights Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of applicable law, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Rights Holder;

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such

                                                             Page 45 of 51 Pages

states as shall be reasonably requested by the Rights Holders or the underwriters, in the case of an underwritten offering; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The managing underwriter shall be selected by Rights Holders holding a majority of the Registrable Securities to be included in such registration in the case of a Demand Registration, which managing underwriter shall be reasonably satisfactory to the Company. The Rights Holders also shall enter into and perform their obligations under such an agreement; and

               (f) Notify the Rights Holders, at any time when a prospectus relating thereto is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Use commercially reasonable efforts to list such Registrable Securities on any national securities exchange on which any Common Shares are listed or, if the Common Shares are not listed on a national securities exchange, use commercially reasonable efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

               13.4 Furnish  Information.  It shall be a condition  precedent to
                    --------------------
the obligation of the Company to take any action pursuant to this Section 2 that each Rights Holder shall furnish to the Company such information regarding such Rights Holders, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities.

               13.5  Expenses  of   Registration.   With  respect  to  a  Demand
                     ---------------------------
Registration or Piggy-back Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and, in the case of a Demand Registration, one counsel selected by the Rights Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

               13.6 Underwriting  Requirements.  In connection with any offering
                    --------------------------
involving an underwriting of Common Shares in which a Rights Holder has "piggy-back" rights, the Company shall not be required under Section 2.2 to include any of the Registrable Securities of the Rights Holder in the registration of the securities to be included in such underwriting unless the Rights Holder accepts the terms of the underwriting as agreed upon between the

                                                             Page 46 of 51 Pages


Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their reasonable discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested by the Rights Holders and any other shareholder to be included in such offering, exceeds the number of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering up to 105,000 Common Shares held by Robert Conrads ("Conrads") and only such number of Registrable Securities as, together with the securities, if any, being registered by all other shareholders, including Robert P. Gordon ("Gordon") and the other holders of registration rights with respect to securities of the Company on the date hereof (the "Other Rights Holders"), the underwriters determine in their reasonable discretion will not jeopardize the success of the offering. The securities of all other shareholders (other than Gordon, Conrads and the Other Rights Holders) shall be reduced (or eliminated) in order to satisfy the reduction required by the underwriters before any Registrable Securities of the Rights Holder are reduced (or eliminated). For so long as a Rights Holder has rights pursuant to Sections 2.1 and 2.2 hereof, if the Company grants to any person any rights to have his or its securities included in any registration statement to be filed by the Company, such rights shall be subordinate to the rights granted to the Rights Holder herein.

               13.7 Indemnification. In the event any Registrable Securities are
                    ---------------
included in a registration statement under this Section 2:

               (a) To the extent permitted by law, the Company shall indemnify and hold harmless the Rights Holder, any underwriter (as defined in the 1933 Act or other appli- cable law) for the Rights Holder, each person, if any, who controls the Rights Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act") or other applicable law, and any officer, director, partner or other person who controls such entity within the meaning of the 1933 Act or other applicable law or agent thereof, against any and all losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act or other applicable law, or any rule or regulation promulgated under the 1933 Act or other applicable law; and the Company shall pay to the Rights Holder, underwriter or controlling person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement

                                                             Page 47 of 51 Pages


contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (iii).1 a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Rights Holder or such underwriter or controlling person or Page 34 of 50 Pages (iii).2 the use by any party, after receipt of a notice from the Company pursuant to Section 2.3(f) above, of the prospectus referred to in such notice.

               (b) To the extent permitted by law, the Rights Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act or other applicable law, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Rights Holder expressly for use in connection with such registration, or (ii) the use by the Rights Holder, after receipt of a notice from the Company pursuant to Section 2.3(f) above, of the prospectus referred to in such notice; and the Rights Holder shall pay any reasonable legal or other expenses incurred by any person to be indemnified pursuant to this Section 2.7(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the
                                                               --------
indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Rights Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event
                                           --------   -------
shall any indemnity under this Section 2.7(b) exceed the proceeds from the offering received by the Rights Holder.

               (c) Promptly  after  receipt by an  indemnified  party under this
Section  2.7  of  notice  of  the  commencement  of any  action  (including  any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, to assume the defense thereof; provided that an indemnified party (together with all other indemnified parties
--------
that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                                                             Page 48 of 51 Pages


               (d) The obligations of the Company to the Rights Holder under this Section 2.7 shall survive the completion of any offering of Registrable
Securities under any registration statement pursuant to this Section 2 or otherwise.

               13.8  "Market  Stand-off"  Agreement.  The Rights  Holder  hereby
                      -----------------------------
agrees that, during the period specified by the Company and the managing underwriter in connection with any underwritten public offering of any of the Company's securities, the Rights Holder shall not, to the extent reasonably requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by the Rights Holder at any time during such period, except for any Common Shares included in such registration; provided, that private
                                                         --------
transfers of such securities shall not be restricted during such period; and provided further, that such period shall not extend more than 15 days prior to
--------  -------
or beyond 120 days after the closing of the  offering  and,  provided,  further,
                                                             --------   -------
that, with the exception of Conrads, such restriction shall be no more extensive in scope or duration than the restrictions imposed on any other person who has been granted registration rights or is an officer or director of the Company. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of the Rights Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               14.    Miscellaneous.
                      -------------

               14.1  Successors  and Assigns.  The  provisions of this Agreement
                     -----------------------
shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto; provided, however, that the Company
                                           --------   -------
shall not assign any of its obligations hereunder without the prior written consent of the Rights Holder and that the Rights Holder may not assign any of its rights hereunder except to transferees to which it has transferred any Registrable Securities, in accordance the Purchase Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

               14.2  Governing  Law.  This  Agreement  shall be  governed by and
                     --------------
construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

               14.3 Counterparts.  This Agreement may be executed by one or more
                    ------------
of the parties to this Agreement on separate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

               14.4  Captions and  Headings.  The captions and headings  used in
                     ----------------------
this Agreement are used for convenience only and are not to be considered in construing or inter- preting this Agreement.

                                                             Page 49 of 51 Pages


               14.5 Notices.  Any notice,  demand or delivery authorized by this
                    -------
Agreement shall be in writing and shall be sufficiently given or made upon receipt thereof, if made by personal delivery or facsimile transmission (with confirmed receipt thereof), or four business days after mailed, if sent by first-class mail, postage prepaid, addressed, to the Rights Holder or the Company, as the case may be, at their respective addresses below, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery:

               (a)    If to the Company, to it at:
                      Phoenix Information Systems Corp.
                      100 Second Avenue South, Suite 100
                      St. Petersburg, Florida 33701
                      Attention:  Robert P. Gordon, Chairman
                      Facsimile:  813-895-0378

               (b)    If to the Rights Holder, to it at:

                      S-C Phoenix Partners
                      c/o S-C Phoenix Holdings, L.L.P.
                      888 Seventh Avenue
                      New York, New York  10106
                      Facsimile:  (212) 489-2005

                      with a copy to:

                      Soros Fund Management
                      888 Seventh Avenue, Suite 3300
                      New York, New York 10106
                      Attention: Sean A. Warren, Esq.
                      Facsimile: 212-489-2005



                          [Next Page is Signature Page]

                                                             Page 50 of 51 Pages

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



                                        S-C Phoenix Partners

                                        By: S-C PHOENIX HOLDINGS, L.L.C.,
                                            a General Partner


                                        By: __________________________________
                                            Name:
                                            Title:


                                        PHOENIX INFORMATION SYSTEMS CORP.


                                        By: __________________________________
                                            Name:
                                            Title: